Exhibit 3.3

AMENDED AND RESTATED

BYLAWS OF

SCHLOTZSKY’S, INC.

1.  Offices

1.1                                 Principal Office.  The principal office of the Corporation shall be located in Austin, Texas.

1.2                                 Other Office.  The Corporation may also have offices at such other places within or without the State of Texas as the board of directors may from time to time determine or the business of the Corporation may require.

2.  Meetings of Shareholders

2.1                                 Annual Meeting.  The annual meeting of shareholders for the election of directors and such other business as may properly be brought before the meeting shall be held at such place within or without the State of Texas and at such date and time as shall be designated by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2                                 Special Meetings.  Special meetings of the shareholders may be called (a) by the president or the board of directors, or (b) by the holders of at least 10% of all the shares entitled to vote at the proposed meeting; provided that when a meeting is to be called by the holders of at least one-tenth (1/10th) of all shares entitled to vote at the meeting for a purpose other than the removal of one or more directors in accordance with these Bylaws, prior notice of such meeting and the purposes therefor must be set forth in writing to, and timely filed with, the secretary of the Corporation.  To be considered timely, such prior notice must be delivered either in person or by United States Certified Mail, postage prepaid, and received at the principal executive offices of the Corporation not less than 120 days nor more than 150 days before the proposed date of the special meeting of shareholders.  Business transacted at any special meeting shall be confined to the purposes stated in the prior notice provided to the secretary of the Corporation and in the notice of the meeting provided to shareholders.  A meeting called by the holders of at least one-tenth (1/10th) of all shares entitled to vote at the meeting for a purpose other than the removal of one or more directors, may be canceled or rescheduled by the board of directors if such a meeting would occur within 60 days of the Corporation’s annual meeting.  The record date for determining shareholders entitled to call a special meeting shall be determined by the Board of Directors.

2.3                                 Notice and Waivers of Notice.

(a)                                  Written notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the share transfer records of the Corporation.

(b)                                 Notice may be waived in writing signed by the person or persons entitled to such notice.  Such waiver may be executed at any time before or after the holding of such meeting.  Attendance at a meeting shall constitute a waiver of notice, except where the person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called.

(c)                                  Any notice required to be given to any shareholder, under any provision of the Texas Business Corporation Act, as amended (the “Act”), the Articles of Incorporation or these Bylaws, need not be given to the shareholder if (1) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (2) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a 12-month period have been mailed to that person, addressed at his address as shown on the records of the Corporation, and have been returned undeliverable.  Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given and, if the action taken by the Corporation is reflected in any articles or document filed with the Secretary of State, those articles or that document may state that notice was duly given to all persons to whom notice was required to be given.  If such a person delivers to the Corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

2.4                                 Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, the board of directors may in advance establish a record date which must be at least 10 but not more than 60 days prior to such meeting.  If the board of directors fail to establish a record date, the record date shall be the date on which notice of the meeting is mailed.

2.5                                 Voting List.

(a)                                  The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.  The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or vote at any meeting of shareholders.

(b)                                 Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

(c)                                  An officer or agent having charge of the stock transfer books who shall fail to prepare the list of shareholders or keep the same on file for a period of ten days, or produce and keep it open for inspection as provided in this section, shall be liable to any shareholder suffering damage on account of such failure, to the extent of such damage.  In the event that such officer or agent does not receive notice of a meeting of shareholders sufficiently in advance of the date of such meeting reasonably to enable him to comply with the duties prescribed by these Bylaws, the Corporation, but not such officer or agent shall be liable to any shareholder suffering damage on account of such failure, to the extent of such damage.

2.6                                 Quorum of Shareholders.  With respect to any matter, a quorum shall be present at a meeting of shareholders if the holders of a majority of the shares entitled to vote on that matter are represented at the meeting, in person or by proxy, unless otherwise provided in the Articles of Incorporation in accordance with the Act.  Unless otherwise provided in the Articles of Incorporation, the shareholders represented in person or by proxy at a meeting of shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting.

2.7                                 Withdrawal of Quorum.  Unless otherwise provided in the Articles of Incorporation, once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may properly be brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not effect the presence of a quorum at the meeting.

2.8                                 Voting on Matters Other Than the Election of Directors.  With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Act, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present shall be the act of the shareholders, unless otherwise provided in the Articles of Incorporation.

2.9                                 Voting in the Election of Directors.  Directors shall be elected in the manner provided in the Articles of Incorporation.

2.10                           Method of Voting.  The holders of outstanding shares of capital stock of the Corporation shall be entitled to vote on matters submitted to a vote of shareholders as provided in the Articles of Incorporation.  Any shareholder may vote either in person or by proxy executed in writing by the shareholder.  No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

2.11                           Action Without Meetings.

(a)                                  Any action that may be taken at any shareholders’ meeting may be taken without a meeting if consents in writing setting forth the action to be taken are signed by the holders of outstanding shares having not less than the number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted are delivered to the Corporation.  Any party desiring to present a matter to the shareholders for written consent shall give notice to the Secretary of the Corporation not less than 60 days prior to the date the consent solicitation is to be initiated.  The Board may fix the record date for determining the shareholders who shall be entitled to vote on the matter presented for written consent at any time prior to the date such consent solicitation is to be initiated.  The Board may also fix the expiration date of the consent solicitation period.  In the event that the Board does not set a record date, the record date will be the date of the first consent.  Upon receipt of a written consent from any shareholder, the Corporation shall determine the validity of such consent.  Any shareholder’s written consent that cannot be validated within 10 days of the expiration of the consent solicitation period shall be deemed invalid, and shall not be counted in determining whether the requisite number of votes for the matter presented for consent have been obtained.

(b)           A telegram, telex, cablegram, or similar transmission by a shareholder, or a  photographic, photostatic, facsimile, or similar reproduction of a writing signed by a shareholder, shall be regarded as signed by the shareholder for purposes of this section.

(c)                                  Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

2.12                           Conduct of Meeting.  The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the President shall preside at all meetings of shareholders.  The Secretary shall keep the records of each meeting of shareholders.  In the absence or inability to act of any such officer, such officer’s duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these by-laws or by a person appointed by the meeting.

2.13                           Shareholder Proposals at Annual Meetings.  At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, otherwise properly brought before the meeting by or at the direction of the board of directors or otherwise properly brought before the meeting by a shareholder.  In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be considered timely, a shareholder’s notice must be delivered either in person or by United States certified mail, postage prepaid, and received at the principal executive offices of the corporation (a) not less than one hundred twenty (120) days nor more than one hundred fifty (150) days before the first anniversary date of the corporation’s proxy statement in connection with the last annual meeting of shareholders, or (b) if no annual meeting has been called after the expiration of more than thirty (30) days from the date for such meeting contemplated at the time of the previous year’s proxy statement, not less than a reasonable time, as determined by the board of directors, prior to the date of the applicable annual meeting.  A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting, (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Corporation that are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.  Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this section 2.13, provided, however, that nothing in this section 2.13 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting in accordance with said procedure.

2.14                           Nominations of Persons for Election to the Board of Directors.  In addition to any other applicable requirements, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors.  Nominations of persons for election to the board of directors of the Corporation may be made at a meeting of shareholders by or at the direction of the board of directors, by any nominating committee or person appointed by the board of directors or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this section 2.14.  Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be considered timely, a shareholder’s notice must be delivered either in person or by United States certified mail, postage prepaid, and received at the principal executive offices of the Corporation (a) not less than one hundred twenty (120) days nor more than one hundred fifty (150) days before the first anniversary date of the Corporation’s proxy statement in connection with the last annual meeting of shareholders, or (b) if no annual meeting has been called after the expiration of more than thirty (30) days from the date for such meeting contemplated at the time of the previous year’s proxy statement, not less than a reasonable time, as determined by the board of directors, prior to the date of the applicable annual meeting.  Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Corporation beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice, (i) the name and record address of the shareholder, and (ii) the class and number of shares of the Corporation beneficially owned by the shareholder.  The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.  No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.  These provisions shall not apply to nomination of any persons entitled to be separately elected by holders of preferred stock.

2.15                           Inspectors.  The board of directors may, in advance of any meeting of shareholders, appoint one or more inspectors to act at such meeting or any adjournment thereof.  If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all shareholders after consultation with counsel to the Corporation as to any issues of law.  On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them.  No director or candidate for the office of director shall act as an inspector of an election of directors.  Inspectors need not be shareholders.

3.  Directors

3.1                                 Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as otherwise provided by applicable law or the Articles of Incorporation, which may exercise all powers of the Corporation and perform all such lawful acts and do all such lawful things that are not, by applicable law or the Articles of Incorporation, directed or required to be exercised, performed, or done by the shareholders of the Corporation.

3.2                                 Number.  Except as otherwise provided by or fixed pursuant to the provisions of Article IV, Section 8 (Class C Preferred Stock) of the Articles of Incorporation with respect to the right(s) of holders of any Preferred Stock or series of Preferred Stock to elect any additional director(s), the number of directors which shall constitute the “whole” (as defined below) Board of Directors shall be not less than three (3) and shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by the Board of Directors.  For purposes of this Section 3.2 (Number), “whole” shall mean the total number of authorized directors, whether or not there exist any vacancies on the Board of Directors or unfilled previously authorized directorships, at the time such resolution is presented to the Board of Directors for adoption.

3.3                                 Staggered Board and Election.  Except as otherwise provided by or fixed pursuant to the provisions of Article IV, Section 8 (Class C Preferred Stock) of the Articles of Incorporation with respect to the right(s) of holders of any Preferred Stock or series of Preferred Stock to elect any additional director(s), the directors shall be divided into three (3) classes, designated as Class A, Class B, and Class C (which at all times shall be as nearly equal in number as possible), with the term of office of Class A directors to expire at the 2005 Annual Meeting of Shareholders, the term of office of Class B directors to expire at the 2003 Annual Meeting of Shareholders, and the term of office of Class C directors to expire at the 2004 Annual Meeting of Shareholders, upon election and qualification of their successors.  At each annual meeting of shareholders after such classification, qualification, and election, directors elected to succeed those directors whose terms shall have expired shall be elected for a full term of office, as applicable, to expire at the third ensuing annual meeting of shareholders after their election, upon election and qualification of their successors.  The directors of the Corporation, except for any director(s) who may be elected as otherwise provided by or fixed pursuant to the provisions of Article IV, Section 8 (Class C Preferred Stock) of the Articles of Incorporation with respect to the right(s) of holders of any Preferred Stock or series of Preferred Stock to elect any additional director(s), shall be elected in accordance with this Section 3.3 (Staggered Board and Election) by the shareholders of the Corporation entitled to vote thereon at each annual meeting of shareholders.  Each director shall be at least 21 years of age.  Directors need not be shareholders of the Corporation.  In any election of directors, the persons receiving a plurality of the votes cast, up to the number of directors to be elected in such election, shall be deemed elected.

3.4                                 Resignation or Removal.  Directors may resign at any time by giving notice to the Corporation in writing or by electronic transmission.  “Electronic transmission” means a form of communication that: (a)  does not directly involve the physical transmission of paper; (b)  creates a record that may be retained, retrieved, and reviewed by the recipient; and (c)  may be directly reproduced in paper form by the recipient through an automated process.  Subject to the right of the holders of any Preferred Stock or series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for “cause” (as defined below) and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the Voting Stock (as defined below), voting together as a single class.  Except as may otherwise be provided by law, “cause” for removal shall exist only if any director whose removal has been proposed:

(a)                                  has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal,

(b)                                 has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of the duties of such director to the Corporation in connection with a matter of substantial importance to the Corporation, and such adjudication has become final and non-appealable, or

(c)                                  has missed three (3) consecutive meetings of the Board of Directors.

For purposes of these Bylaws, the term “Voting Stock” shall mean all issued and outstanding shares of stock of the Corporation entitled to vote generally in the election of directors or that otherwise are entitled to vote with such stock on the specific matter in question.

3.5                                 Vacancies.  Subject to the rights of the holders of any Preferred Stock or series of Preferred Stock then outstanding, any vacancy occurring in the Board of Directors by reason of resignation or removal or any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders called for that purpose or may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors; provided, however, that a directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders and the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.  A director elected to fill a vacancy, other than a vacancy filled by the Board of Directors by reason of an increase in the number of directors, shall be elected for the unexpired term of his predecessor in office.

3.6                                 Nominations, Ballots, and Cumulative Voting.  Advance notice of nominations for the election of directors of the Corporation shall be given in accordance with Section 2.14 of these Bylaws. Election of directors need not be by written ballot unless these Bylaws shall so provide.  No holders of shares of stock of the Corporation shall have any right(s) to cumulate votes in the election of directors of the Corporation.

3.7                                 Preferred Stock Directors.  Notwithstanding the foregoing, whenever the holders of any Preferred Stock or series of Preferred Stock shall be entitled to elect any additional director(s) at an annual or special meeting of shareholders, the election, term of office, filling of vacancies, and other terms and features of such directorship(s) shall be governed by the terms and features of the Articles of Incorporation, and any resolution(s) adopted pursuant thereto, and the director(s) so elected shall not be divided into classes pursuant to this Section 3 (Board of Directors) unless expressly provided by such terms and features.

4.  Meetings of the Board of Directors

4.1                                 Place.  Meetings of the board of directors, regular or special, may be held either within or without the State of Texas.

4.2                                 Regular Meetings.  Regular meetings of the board of directors shall be held at such dates and times and at such places as shall from time to time be determined by the board of directors.  Regular meetings may be held with or without notice, as determined by the board of directors.

4.3                                 Special Meetings.  Special meetings of the board of directors may be called by the chairman of the board of directors or the president and shall be called by the secretary on the written request of any two directors.  Notice of each special meeting of the board of directors shall be given to each director at least 48 hours before the meeting is scheduled to convene.

4.4                                 Notice and Waiver of Notice.  On written consent of a member of the board of directors, notice of the date, time, place or purpose of a regular or special meeting of the board of directors may be given to the director by “electronic transmission” (as defined in Section 3.4 above).  Such director may revoke this consent by written notice to the Corporation.  The director’s consent is deemed to be revoked if the Corporation is unable to deliver by electronic transmission two consecutive notices, and the secretary of the Corporation or other person responsible for delivering the notice on behalf of the Corporation knows that the delivery of these two electronic transmissions was unsuccessful.  The inadvertent failure to treat the unsuccessful transmissions as a revocation of the director’s consent does not invalidate a meeting or other action.  An affidavit of the secretary or other agent of the Corporation that notice has been given by electronic transmission is, in the absence of fraud, prima facie evidence that notice was given.  Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.  Except as may be otherwise provided by law or by the Articles of Incorporation or by these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

4.5                                 Quorum of Directors; Vote Required.  At all meetings of the Board of Directors a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.  If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

4.6                                 Action Without Meetings.  Any action required or permitted to be taken at a meeting of the board of directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the board of directors or committee, as the case may be.

4.7                                 Committees.

(a)                                  The board of directors, by resolution adopted by a majority of the directors present at a meeting called specifically for such purpose, may designate from among its members one or more committees, each of which shall be comprised of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the board of directors, replace absent or disqualified members at any meeting of that committee.  Any such committee, to the extent provided in such resolution shall have and may exercise all of the authority of the board of directors, subject to the limitations set forth below and in the Act.

(b)                                 No committee of the board of directors shall have the authority of the board of directors in reference to:

1.                                       amending the Articles of Incorporation, except that a committee may, to the extent provided in the resolution designating that committee or in the Articles of Incorporation or the Bylaws, exercise the authority of the board of directors vested in it in accordance with Article 2.13 of the Act;

2.                                       proposing a reduction of the stated capital of the Corporation in the manner permitted by Article 4.12 of the Act;

3.                                       approving a plan of merger or share exchange of the Corporation;

4.                                       recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business;

5.                                       recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof;

6.                                       amending, altering, or repealing these Bylaws of the Corporation or adopting new Bylaws of the Corporation;

7.                                       filling vacancies in the board of directors;

8.                                       filling vacancies in or designating alternate members of any such committee;

9.                                       filling any directorship to be filled by reason of an increase in the number of directors;

10.                                 electing or removing officers of the Corporation or members or alternate members of any such committee;

11.                                 fixing the compensation of any member or alternate members of such committee; or

12.                                 altering or repealing any resolution of the board of directors that by its terms provides that it shall not be so amendable or repealable.

(c)                                  Unless the resolution designating a particular committee, the Articles of Incorporation, or these Bylaws expressly so provide, no committee of the board of directors shall have the authority to authorize a distribution or to authorize the issuance of shares of the Corporation.

(d)                                 The designation of a committee of the board of directors and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed by law.

4.8                                 Compensation.  The Directors shall receive such compensation for their services as directors as may be determined by resolution of the board of directors.  Each Director shall be reimbursed for travel and other reasonable out-of-pocket expenses incurred by such Director in attending regular and special meetings of the board of directors or any committee.  The receipt of compensation or reimbursement of expenses shall not preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

5.  Officers

5.1                                 Election, Number, Qualification, Term, Compensation. The officers of the Corporation shall be elected by the board of directors and shall consist of a president, a vice-president, a secretary and a treasurer.  The board of directors may also elect a chairman of the board, additional vice-presidents, one or more assistant secretaries and assistant treasurers and such other officers and assistant officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the board by resolution not inconsistent with these Bylaws.  Two or more offices may be held by the same person.  None of the officers need be directors except the president.  The board of directors shall have the power to enter into contracts for the employment and compensation of officers for such terms as the board deems advisable.  The salaries of all officers of the Corporation shall be fixed by the board of directors.

5.2                                 Removal.  The officers of the Corporation shall hold office until their successors are elected or appointed and qualify, or until their death or until their resignation or removal from office.  Any officer elected or appointed by the board of directors may be removed at any time by the board, with or without cause.  Such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer shall not of itself create contract rights.

5.3                                 Vacancies.  Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the board of directors.

5.4                                 Authority.  Officers and agents shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws.

5.5                                 Chairman of the Board.  The chairman of the board, if one is elected, shall preside at all meetings of the board of directors and of the shareholders and shall have such other powers and duties as may from time to time be prescribed by the board of directors upon written directions given to him pursuant to resolutions duly adopted by the board of directors.

5.6                                 President.  The president shall be the chief executive officer of the Corporation, shall have general and active management of the business and affairs of the Corporation and shall see that all orders and resolutions of the board of directors are carried into effect.  He shall preside at all meetings of the shareholders and of the board of directors, unless a chairman of the board has been elected, in which event the president shall preside at meetings of the shareholders and of the board of directors in the absence or disability of the chairman of the board.

5.7                                 Vice-President.  Vice-presidents, including executive vice-presidents and senior vice-presidents, in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the president, perform the duties and have the authority and exercise the powers of the president.  They shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

5.8                                 Secretary.  The secretary shall attend all meetings of the board of directors and all meetings of shareholders and record all of the proceedings of the meetings of the board of directors and of the shareholders in a minute book to be kept for that purpose and shall perform like duties for the standing committees when required.  He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be.  He shall keep in safe custody the seal of the Corporation and, when authorized by the board of directors, shall affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an assistant secretary or of the treasurer.

5.9                                 Treasurer.

(a)                                  The treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors.

(b)                                 The treasurer shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the president or board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation.

(c)                                  If required by the board of directors, the treasurer shall give the Corporation a bond of such type, character and amount as the board of directors may require.

5.10                           Assistant Secretary and Assistant Treasurer.  In the absence of the secretary or treasurer, an assistant secretary or assistant treasurer, respectively shall perform the duties of the secretary or treasurer.  Assistant treasurers may be required to give bond as provided in section 5.9(c).  The assistant secretaries and assistant treasurers, in general shall have such powers and perform such duties as the treasurer or secretary, respectively, or the board of directors or president may prescribe.

6.  Certificates Representing Shares

6.1                                 Certificates.  The shares of the Corporation shall be represented by certificates signed by the president or a vice-president and the secretary or an assistant secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.  The signatures of the president or vice-president and the secretary or assistant secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation.  The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued.  Each certificate shall state on the face thereof the holder’s name, the number and class of shares, and the par value of such shares or a statement that such shares are without par value.

6.2                                 Payment, Issuance.  Shares may be issued for such consideration, not less than the par value thereof, as may be fixed from time to time by the board of directors.  The consideration for the payment of shares shall consist of money paid, labor done or property actually received.  Shares may not be issued until the full amount of the consideration fixed therefor has been paid.

6.3                                 Lost, Stolen or Destroyed Certificates.  The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed.  When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, prescribe such terms and conditions as it deems expedient and may require such indemnities as it deems adequate to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

6.4                                 Registration of Transfer.  Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate canceled and the transaction recorded upon the books of the Corporation.

6.5                                 Registered Owner.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as of the record date as the owner of shares to receive dividends or other distributions, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.  The person in whose name the shares are or were registered in the stock transfer books of the Corporation as of the record date shall be deemed to be the owner of the shares registered in his name at that time.  Neither the Corporation nor any of its officers, directors, or agents shall be under any liability for making such a distribution to a person in whose name shares were registered in the stock transfer books as of the record date or to the heirs, successors, or assigns of the person, even though the person, or his heirs, successors, or assigns, may not possess a certificate for shares.

7.  Dividends

7.1                                 Declaration and Payment.  Subject to the Act and the Articles of Incorporation, dividends may be declared by the board of directors, in its discretion, at any regular or special meeting, pursuant to law and may be paid in cash, in property or in the Corporation’s own shares.

7.2                                 Reserves.  Before payment of any dividend, the board of directors, by resolution, may create a reserve or reserves out of the Corporation’s surplus or designate or allocate any part or all of such surplus in any manner for any proper purpose or purposes, and may increase, create, or abolish any such reserve, designation, or allocation in the same manner.

8.  Protection of Officers, Directors and Employees

8.1                                 Indemnification.  The Corporation shall indemnify any person who was, is, or is threatened to be made a named defendant or respondent in a proceeding (which term shall mean any threatened or pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding) because the person is or was a director of the Corporation, or who, while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise (such person being referred to in this part 8 as an indemnified person) as follows:

(a)                                  An indemnified person shall be indemnified against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including, without limitation, court costs and attorneys fees) actually incurred by the indemnified person in connection with the proceeding; but if an indemnified person (i) is found liable to the Corporation or (ii) is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in his official capacity (as such term is defined in Art. 2.02-1.A of the Act), the indemnification (x) shall be limited to reasonable expenses actually incurred by the director in connection with the proceeding and (y) shall not be made in respect of any proceeding in which the indemnified person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Corporation.

(b)                                 An indemnified person shall be indemnified against obligations resulting from the proceedings referred to in paragraph (a) above only if it is determined in accordance with paragraph (c) below that he conducted himself in good faith and reasonably believed, in the case of conduct in his official capacity, that his conduct was in the Corporation’s best interest, and in all other cases that his conduct was at least not opposed to the Corporation’s best interests.  In the case of any criminal proceeding, an additional determination must be made that such indemnified person had no reasonable cause to believe his conduct was unlawful.

(c)                                  A determination of indemnification under paragraph (b) above must be made:

(i)                                     by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding;

(ii)                                  if such a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the proceeding;

(iii)                               by special legal counsel selected by the Board of Directors or a committee of the Board by vote as set forth in (i) or (ii) above, or, if such quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors, or

(iv)                              by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding.

(d)                                 Authorization of indemnification and determination as to reasonableness of expenses must be made in the same manner as is the determination that indemnification is permissible, as set forth in paragraph (c) above, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to the reasonableness of expenses must be made in the manner specified in clause (iii) of paragraph (c) above for the selection of special counsel.

(e)                                  The indemnification permitted under this section 8.1 shall be mandatory and this paragraph (e) shall be deemed, in accordance with Article 2.02-1.G. of the Act, to constitute authorization of indemnification in the manner required by this section 8.01 and by Article 2.02-1.G. of the Act.

8.2                                 Indemnification for Reasonable Expenses.  The Corporation shall indemnify an indemnified person against reasonable expenses (including, without limitation, court costs and attorneys fees) incurred by him in connection with a proceeding in which he is named defendant or respondent because he is or was an indemnified person if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

8.3                                 Expenses Advanced.  The Corporation may pay or reimburse in advance of the final disposition of a proceeding any reasonable expenses (including, without limitation, court costs and attorneys fees) incurred by an indemnified person who was, is, or is threatened to be made a named defendant or respondent in a proceeding, and without the necessity of making any of the determinations specified in section 8.1(c) and 8.1(d) hereof, after the Corporation receives a written affirmation by the indemnified person of his good faith belief that he has met the standard of conduct necessary for indemnification as set forth herein and a written undertaking by or on behalf of the indemnified person containing the unlimited general obligation of the indemnified person to repay the amount paid or reimbursed if it is ultimately determined that he has not met those requirements.  Notwithstanding any other provision of this part 8, the Corporation may pay or reimburse expenses incurred by an indemnified person in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

8.4                                 Insurance.  The Corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director or an officer, employee, agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the Corporation would have the power to indemnify such person against that liability under these Bylaws or the Act.

8.5                                 Officers, Employees and Agents.  An officer of the Corporation shall be indemnified to the same extent as a director, and is entitled to seek indemnification under this part 8 to the same extent as a director.  The Corporation may indemnify and advance expenses to an employee or agent of the Corporation, and persons who are not or were not officers, employees, or agents of the Corporation but who are or were serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the same extent that it may indemnify and advance expenses to directors under this part 8 or to such further extent as may be permitted or required by law.

8.6                                 Other Protection and Indemnification.  The protection and indemnification provided hereunder shall not be deemed exclusive of any other rights to which such person may be entitled under any agreement, insurance policy, vote of shareholders, law, or otherwise.

8.7                                 Notice of Indemnification of or Advance of Expenses. Any indemnification of or advance of expenses to a person in accordance with this part 8 shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders’ meeting or with or before the next submission to shareholders of a consent to action without a meeting pursuant to Article 9.10.A, of the Act, and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

9.  General Provisions

9.1                                 Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

9.2                                 Seal.  The corporate seal shall be in such form as may be prescribed by the board of directors.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

9.3                                 Minutes.  The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and board of directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving names and addresses of all shareholders and the number and class of the shares held by each.

9.4                                 Amendment.  Unless otherwise provided by the Articles of Incorporation or unless the shareholders in amending, adopting or repealing a particular Bylaw provision expressly provide that the directors may not amend or repeal such provision, these Bylaws may be altered, amended or repealed and new Bylaws may be adopted, at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of at least two-thirds (2/3) of the entire Board of Directors, provided notice of the proposed alteration, amendment, or repeal is contained in the notice of the meeting.  Unless otherwise provided in the Articles of Incorporation or by a Bylaw adopted by the shareholders as to all or some portion of these Bylaws, the shareholders may amend, repeal, or adopt Bylaws of the Corporation by the affirmative vote of the holders of a majority of the shares outstanding and entitled to vote thereon at any meeting of the shareholders, provided that notice of the proposed Bylaw action is contained in the provided notice of the meeting, even though the Bylaws may also be amended, repealed, or adopted by the Board of Directors.  Any action not permitted under these Bylaws as in effect on the date of the giving of notice of a meeting of shareholders regarding a proposal to alter, amend, repeal or adopt new bylaws in a manner to permit such action, may not be submitted for a vote by the shareholders at, nor may it be the subject of a prior notice of a special meeting to the Secretary of the Corporation pursuant to these Bylaws prior to, the meeting at which the Bylaws are altered, amended or repealed or new bylaws are adopted.

9.5                                 Notice.  Except as provided in Section 4.4 above, any notice to directors or shareholders shall be in writing and shall be delivered personally or mailed to the directors or shareholders at their respective addresses appearing on the books of the Corporation.  Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage prepaid.  Notice to directors may also be given by facsimile transmittal.  Whenever any notice is required to be given under the provisions of applicable statutes or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Dated: July 14, 2003	/s/ JEFFREY J. WOOLEY
Jeffrey J. Wooley, Secretary